EXHIBIT 10.Y.1
AMENDMENT NO. 2 TO THE
EL PASO CORPORATION
2005 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation 2005 Compensation Plan for Non-Employee Directors (the “Plan”), effective as of May 26, 2005; and
     WHEREAS, Section 10.7 of the Plan permits the Board of Directors or the Management Committee (as defined in the Plan) from time to time to amend the Plan, in whole or in part; and
     WHEREAS, it is intended hereby to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 5.5 is hereby added to the Plan to read as follows:
     “5.5 Deferrals Under the Prior Plan
     Notwithstanding anything herein to the contrary, any deferrals made pursuant to Section 5.2 of the 1995 Compensation Plan for Non-Employee Directors (“Prior Plan”) (and any Conversion Premium set forth in Section 6.2(a) of the Prior Plan thereon) during the calendar year 2005 shall be deemed to be deferrals pursuant to Section 5.2 of this Plan (and the Conversion Premium of Section 6.2 of this Plan).”
     2. Section 7.2 is hereby added to the Plan to read as follows:
     “7.2 Long-Term Equity Credit Under the Prior Plan
     Notwithstanding anything herein to the contrary, any Long-Term Equity Credit made pursuant to Section 7.1 of the Prior Plan during the calendar year 2005 shall be deemed to be a Long-Term Equity Credit under Section 7.1 of this Plan.”
     3. Section 9.3(c) is hereby removed from the Plan.
     IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of January 1, 2007.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone

ATTEST:

By:	/s/ Marguerite Woung-Chapman
Corporate Secretary